EXHIBIT 10.5

FIRST AMENDMENT

TO THE

STATE AUTO FINANCIAL CORPORATION

LONG-TERM INCENTIVE PLAN

Background Information

A.	State Auto Financial Corporation (the “Company”) has adopted and maintains the State Auto Financial Corporation Long-Term Incentive Plan (the “Plan”) for the benefit of its executive officers and other key management employees, managers and professionals.

B.	The Company desires to amend the Plan to revise and clarify the relative peer group used in determining the Company’s performance and the determination of awards under the Plan.

C.	Per Article 9 of the Plan, the Company may amend the Plan at any time.

Amendment of the Plan

Effective as of January 1, 2008, the Plan is hereby amended as follows:

1.	Section 1.2.(b) of the Plan is hereby amended in its entirety to read as follows:

(b) Recognize and reward long-term operating performance as compared with the Company’s peer group of property and casualty companies as designated by the Committee, namely the A.M. Best Property Casualty Composite Listing for Total U.S. PC Agency;

2.	All other provisions of the Plan shall remain in full force and effect.